INVESTOR UPDATE First Quarter 2024

Forward Looking Statement This presentation contains forward-looking statements made pursuant to the safe-harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements can often, but not always, be identified by the use of words like “believe”, “continue”, “pattern”, “estimate”, “project”, “intend”, “anticipate”, “expect” and similar expressions or future or conditional verbs such as “will”, “would”, “should”, “could”, “might”, “can”, “may”, or similar expressions. These forward-looking statements include, but are not limited to, statements relating to First Merchants’ goals, intentions and expectations; statements regarding the First Merchants’ business plan and growth strategies; statements regarding the asset quality of First Merchants’ loan and investment portfolios; and estimates of First Merchants’ risks and future costs and benefits. These forward-looking statements are subject to significant risks, assumptions and uncertainties that may cause results to differ materially from those set forth in forward-looking statements, including, among other things: possible changes in economic and business conditions; the existence or exacerbation of general geopolitical instability and uncertainty; the effects of a pandemic or other unforeseeable event; the ability of First Merchants to integrate recent acquisitions and attract new customers; possible changes in monetary and fiscal policies, and laws and regulations; the effects of easing restrictions on participants in the financial services industry; the cost and other effects of legal and administrative cases; possible changes in the credit worthiness of customers and the possible impairment of collectability of loans; fluctuations in market rates of interest; competitive factors in the banking industry; changes in the banking legislation or regulatory requirements of federal and state agencies applicable to bank holding companies and banks like First Merchants’ affiliate bank; continued availability of earnings and excess capital sufficient for the lawful and prudent declaration of dividends; changes in market, economic, operational, liquidity (including the ability to grow and maintain core deposits and retain large, uninsured deposits), credit and interest rate risks associated with the First Merchants’ business; and other risks and factors identified in each of First Merchants’ filings with the Securities and Exchange Commission. First Merchants undertakes no obligation to update any forward-looking statement, whether written or oral, relating to the matters discussed in this presentation or press release. In addition, the company’s past results of operations do not necessarily indicate its anticipated future results. NON-GAAP FINANCIAL MEASURES These slides contain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of the registrant’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable measure calculated and presented in accordance with GAAP in the statement of income, balance sheet or statement of cash flows (or equivalent statements) of the issuer; or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable measure so calculated and presented. In this regard, GAAP refers to generally accepted accounting principles in the United States. Pursuant to the requirements of Regulation G, First Merchants Corporation has provided reconciliations within the slides, as necessary, of the non-GAAP financial measure to the most directly comparable GAAP financial measure.

Executive Management Team 3 Mark Hardwick Chief Executive Officer Mark K. Hardwick currently serves as the Chief Executive Officer of First Merchants Corporation and First Merchants Bank. Mark joined First Merchants in November of 1997 as Corporate Controller and was promoted to Chief Financial Officer in April of 2002. In 2016, Mark’s title expanded to include Chief Operating Officer, overseeing the leadership responsibilities for finance, operations, technology, risk, legal, and facilities for the corporation. Prior to joining First Merchants Corporation, Mark served as a senior accountant with BKD, LLP in Indianapolis. Mark is a graduate of Ball State University with a Master of Business Administration and Bachelor’s degree in Accounting. He is also a certified public accountant and a graduate of the Stonier School of Banking. FMB: 26 Yrs Banking: 26 Yrs FMB: 9 Yrs Banking: 21 Yrs Michele Kawiecki Chief Financial Officer Michele Kawiecki currently serves as Executive Vice President and Chief Financial Officer for First Merchants Corporation and First Merchants Bank. Michele joined First Merchants in 2015 as Director of Finance. Prior to joining First Merchants, Michele spent 12 years with UMB Financial Corporation in Kansas City, Missouri having served as Senior Vice President of Capital Management and Assistant Treasurer; Director of Corporate Development and the Enterprise Project Management Office; and Chief Risk Officer. Prior to UMB, she worked for PriceWaterhouseCoopers LLP as an Audit Manager. Michele earned both a Master of Science in Accounting and an Executive Master of Business Administration from the University of Missouri-Kansas City and a Bachelor’s degree in Accounting from Dakota Wesleyan University. FMB: 16 Yrs Banking: 36 Yrs Mike Stewart President Mike Stewart currently serves as President for First Merchants Corporation and First Merchants Bank overseeing the Commercial, Private Wealth, and Consumer Lines of Business for the Bank. Mike joined the bank in 2008 as Chief Banking Officer. Prior to joining First Merchants, Mike spent 18 years with National City Bank in various commercial sales and credit roles. Mike has a Master of Business Administration from Butler University and a Bachelor’s degree in Finance from Millikin University. FMB: 16 Yrs Banking: 34 Yrs John Martin Chief Credit Officer John Martin currently serves as Executive Vice President and Chief Credit Officer of First Merchants Corporation overseeing the Commercial, Small Business and Consumer Credit functions, as well as Bank Operations and the Mortgage Line of Business. Prior to joining First Merchants, John spent 18 years with National City Bank in various sales and senior credit roles. John is a graduate of Indiana University where he earned a Bachelor of Arts in Economics. He also holds a Master of Business Administration in Finance from Case Western Reserve University.

First Merchants Corporation (NASDAQ: FRME) Financial Highlights as of 3/31/2024 $18.3 Billion $12.5 Billion $14.9 Billion $8.3 Billion Assets Under Advisement* Total Assets Total Loans Total Deposits TCE/TA: YTD Return on TCE YTD ROAA: Dividend Yield: Price / Tangible Book: Price / LTM EPS: 1.04% 8.32% 13.21% 3.90% 1.39x 10.1x Moody’s a3 Baseline Credit Assessment1 Market Cap $2.0B Largest financial services holding company headquartered in Central Indiana 116 Banking Centers 4 *Assets Under Management - $3.7 Billion 1Moody’s Credit Opinion – First Merchants Corporation, October 25, 2022, baseline Credit Assessment (BCA) reflects a bank’s standalone credit strength

Highlights 5 ▪ Stabilizing net interest margin; with new/renewed loan yields averaging 8.15% for the quarter ▪ Strong credit quality and a robust allowance for credit losses ▪ Strong liquidity position; Annualized deposit growth of 1.7% on a linked quarter basis ▪ Maintained strong capital position with tangible common equity ratio of 8.32% ▪ Repurchased 888,442 shares totaling ~$30 million; Redeemed $40 million of sub debt ▪ Reported EPS of $0.80 compared to $1.07 in 1Q23. Excluding non-core charges, current EPS of $0.85 1,2 ▪ Deployed 3 of 4 major tech initiatives; in-branch account opening, consumer online and mobile banking, and Private Wealth platform 8.47% ROE 13.21% ROTCE2 ROE & ROTCE (Annualized) $47.5 Million $0.80 Per Share Net Income & EPS1 1.04% ROA 1.31% PTPP ROA2 ROA (Annualized) 1Net Income and EPS reported on a diluted basis and for common stockholders 2See “Non-GAAP Financial Information” for reconciliation First Quarter

Business Strategy 6 Full Spectrum of Debt Capital and Treasury Service Offerings Located in Prime Growth Markets Small Business & SBA Middle Market C&I Investment Real Estate Public Finance Sponsor Finance Full Spectrum of Consumer Deposit and Lending Offerings Supported by: Talented, Customer Service Oriented Banking Center and Call Center Professionals Competitive Digital Solutions ▪ Deposit and CRM ▪ Online Banking ▪ Mobile Banking Diverse Locations in Stable Rural and Growth Metro Markets Comprehensive and coordinated approach to personal wealth management Expertise in: Investment Management Private Banking Fiduciary Estate Financial Planning Strengthen commercial relationships with personal services for executives/owners and retirement plan services for companies Partner with consumer to offer personal investment advice through First Merchants Investment Services Offering a full suite of mortgage solutions to assist with purchase, construction, renovation, and home finance Strengthen existing Commercial, Consumer and Private Wealth relationships Create new household relationships Support underserved borrowers and neighborhoods Deliver solutions through a personalized, efficient, and scalable model Commercial Banking Private Wealth Advisors Consumer Banking Mortgage Banking Asset Based Lending Syndications Treasury Management Services Merchant Processing Services

Business Highlights


Michigan
Monroe MSA Rank: 1
Detroit MSA Rank: 9
Deposits: $2.7B
Loans: $2.7B
Northeast Indiana
Muncie MSA Rank: 1
Ft Wayne MSA Rank: 3
Deposits: $4.4B
Loans: $1.9B
Northwest Indiana
Lake County Rank: 4
Lafayette MSA Rank: 2
Deposits: $3.4B
Loans: $2.3B
Columbus
Columbus MSA Rank: 14
Deposits: $0.7B
Loans: $1.4B
Indianapolis
Indianapolis MSA Rank: 8
Deposits: $3.7B
Loans: $4.2B

MSA and County ranking data per FDIC

[1]Commercial includes Municipal deposits and Consumer includes Private Wealth and Mortgage

Loan Growth Annualized[1]

	1Q24 Balance ($B)	Growth
Commercial	**$9.4**	**-0.9%**
Consumer	**$2.9**	**-0.8%**
Total Loan Growth QTD		**-0.8%**

- Following strong Q4 growth of 8%, Commercial balances modestly declined as construction projects reached stabilization and were refinanced into the secondary market.
- C&I sector grew modestly during the quarter.
- Commercial pipeline is strong at quarter end – April shows strong C&I growth.
- Strength in Consumer Small Business and Portfolio Residential Mortgage loans were offset by declines in Private Banking balances.
- Consumer pipeline increased from last quarter end with mortgage showing strong seasonal gains.

Deposit Growth Annualized[1]

	1Q24 Balance ($B)	Growth
Commercial	**$7.3**	**-3.2%**
Consumer	**$6.6**	**9.9%**
Total Deposit Growth QTD		**1.7%**

- Consumer deposit growth continues in both primary account balances and money markets and CDs with less than one-year maturities.
- Commercial deposit declines came from seasonal working capital fluctuations.
- During the quarter, consumer and commercial depository product sets reduced pricing with expected margin benefits through the remainder of the year.

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First Quarter Financial Results

($M except per share data)

#		For the Three Months Ended, 3/31/23	6/30/23	9/30/23	12/31/23	3/31/24	Variance Linked Quarter	% Variance Linked QTR-Annualized
	Balance Sheet & Asset Quality							
1.	Total Assets	$18,243.3	$18,032.3	$18,078.3	$18,309.5	$18,317.8	$8.3	0.2%
2.	Total Loans	12,250.9	12,297.5	12,302.4	12,505.0	12,480.7	(24.3)	-0.8%
3.	Investments	4,057.4	3,891.5	3,713.7	3,811.4	3,783.6	(27.8)	-2.9%
4.	Deposits	14,703.3	14,581.2	14,646.6	14,821.5	14,884.6	63.1	1.7%
5.	Total Equity	2,122.4	2,145.6	2,092.6	2,247.7	2,224.8	(22.9)	-4.1%
6.	TCE Ratio	7.72%	7.96%	7.65%	8.40%	8.32%	-0.08%	
7.	Total RBC Ratio	13.23	13.48	13.66	13.67	13.34	-0.33	
8.	ACL / Loans	1.82	1.80	1.67	1.64	1.64	0.00	
9.	NCOs / Avg Loans	0.01	0.06	0.66	0.10	0.07	-0.03	
10.	NPAs + 90PD / Assets	0.34	0.43	0.33	0.32	0.38	0.06	
	Summary Income Statement							
11.	Net Interest Income	$144.1	$137.9	$133.4	$130.1	$127.1	($3.0)	-2.3%
12.	Provision for Credit Losses	0.0	0.0	2.0	1.5	2.0	0.5	
13.	Noninterest Income	25.0	26.3	27.8	26.4	26.6	0.2	0.8%
14.	Noninterest Expense	93.7	92.6	93.8	108.1	96.9	(11.2)	-10.4%
15.	Pre-tax Income	75.4	71.6	65.4	46.9	54.8	7.9	16.8%
16.	Provision for Taxes	11.3	10.7	9.0	4.4	6.8	2.4	54.5%
17.	Net Income	64.1	60.9	56.4	42.5	48.0	5.5	12.9%
18.	Preferred Stock Dividends	0.5	0.5	0.5	0.5	0.5	0.0	
19.	Net Income Available to Common Stockholders	63.6	60.4	55.9	42.0	47.5	5.5	13.1%
20.	ROAA	1.42%	1.34%	1.24%	0.92%	1.04%	0.12%	
21.	ROAE	12.21	11.29	10.38	7.89	8.47	0.58	
22.	ROTCE	19.82	18.04	16.54	12.75	13.21	0.46	
23.	Net Interest Margin	3.58	3.39	3.29	3.16	3.10	-0.06	
24.	Efficiency Ratio	51.72	52.21	53.91	63.26	59.21	-4.05	
	Per Share							
25.	Earnings per Diluted Share	$1.07	$1.02	$0.94	$0.71	$0.80	$0.09	
26.	Tangible Book Value per Share	22.93	23.34	22.43	25.06	25.07	0.01	
27.	Dividend per Share	0.32	0.34	0.34	0.34	0.34	0.00	
28.	Dividend Payout Ratio	29.9%	33.3%	36.2%	47.9%	42.5%	-5.4%	

1Q24 Highlights

- **59.21% Efficiency Ratio,** 57.03% excluding non-core expenses[1]
- **Net interest income,** decreased $3.0 million due to higher funding cost and mix change
- **Pre-Tax, Pre-Provision (PTPP) Earnings totaled $60.2 million** PTPP ROA was 1.31% and PTPP ROE was 10.75%[1]
- **8.32% TCE Ratio**
- **$25.07 Tangible Book Value per share**

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[1]See "Non-GAAP Financial Information" for reconciliation

8

▪ Net unrealized AFS Loss of $247.7 million ($219.7 M prior Q) ▪ Net unrealized HTM Loss of $343.2 million ($314.2 M prior Q) Investment Portfolio Highlights 9 1Q24 Investment Portfolio Composition Yield on Investments (%) / Total Investments ($B) $3.8B Total Investment Portfolio Gains / LossesHighlights Realized Gains/Losses ▪ 1Q 2023 $1.6 million loss ▪ 2Q 2023 $1.4 million loss ▪ 3Q 2023 $1.7 million loss ▪ 4Q 2023 $2.3 million loss ▪ 1Q 2024 none Unrealized Losses▪ Effective duration of 6.3 years ▪ Cash flow of $217 million in 2024 / ~2.22% yield ▪ AA rated municipal bond portfolio ▪ ~53% of portfolio classified as Held-to-Maturity ▪ Allowance for Credit Losses for Investments of $245,000 Municipal Bonds 56% Mortgage- Backed Securities 26% Collateralized Mortgage Obligations 5% U.S. Agencies 12% Corporate Obligations 1% $4.1 $3.9 $3.7 $3.8 $3.8 2.63% 2.56% 2.55% 2.56% 2.58% 1Q23 2Q23 3Q23 4Q23 1Q24 Investments ($B) Yield on Investments (%)

Loan Portfolio Highlights 10 1Q24 Loan Composition Yield on Loans (%) / Total Loans ($B) $12.5B Total 1Q24 Portfolio by Yield Type Highlights Total loan rate mix as of 1Q24 • $8.3 billion variable rate • $4.2 billion fixed rate ▪ Portfolio composition is ~75% Commercial oriented ▪ Total loan yield of 6.68% ▪ New/renewed loan yields averaged 8.15% for the quarter compared to 8.01% in 4Q23 $0.9 $0.7 $0.7$0.4$0.7$0.7 Commercial & Industrial 29.8% Commercial Real Estate Owner-Occupied 9.1% Commercial Real Estate Non-Owner Occupied 19.0% Construction Land & Land Development 7.5% Agricultural Land & Production 1.9% Public Finance/Other Commercial 7.7% Residential Mortgage 18.7% Home Equity 5.0% Other Consumer 1.3% Fixed Rate 34% Prime-Based 12% Other Variable Rates 9% SOFR-Based 45% $12.3 $12.3 $12.3 $12.5 $12.5 6.00% 6.34% 6.58% 6.71% 6.68% 1Q23 2Q23 3Q23 4Q23 1Q24 Total Loans ($B) Yield on Loans (%)

$223,277 $204,934 $204,681 $7,300 $2,000 $25,643 $2,253 ACL - Loans 12/31/2022 Net Charge- offs 2023 Provision Exp. 2023 ACL - Loans 12/31/2023 Net Charge- offs 2024 YTD Provision Exp. 2024 YTD ACL - Loans 3/31/2024 Increase Decrease Allowance for Credit Losses - Loans 11 1Q24 Allowance for Credit Losses - Loans Highlights ▪ $2.0 million Q1 provision expense ▪ The reserve for unfunded commitments totals $19.5 million and is recorded in Other Liabilities ▪ The remaining fair value accretion on acquired loans is $21.8 million inclusive of credit and interest rate marks Change in ACL – Loans $223.1 $221.1 $205.8 $204.9 $204.7 1.82% 1.80% 1.67% 1.64% 1.64% 1Q23 2Q23 3Q23 4Q23 1Q24 Allowance Allowance to Loans

Demand Deposits 52% Savings Deposits 31% Certificates & Time Deposits > $100k 10% Certificates & Time Deposits < $100k 6% Brokered Certificates of Deposits 1% Deposit Portfolio Highlights 12 1Q24 Deposit Composition Highlights $14.9B Total 1Total brokered deposits of $604 million, which includes brokered CDs of $80 million 2Defined as total deposits less time deposits > $100k Cost of Total Deposits (%) / Total Deposits ($B) ▪ Strong core deposit base • 90% core deposits2 • 16% noninterest bearing • 36% yield 5 bps or less ▪ Total deposit costs increased to 2.64% ▪ 57% cumulative interest-bearing deposit beta, 56% prior quarter ▪ Insured 70.6% / Uninsured 29.4% ▪ Average deposit account balance of $34,000 1 $14.7 $14.6 $14.6 $14.8 $14.9 1.41% 1.99% 2.32% 2.58% 2.64% 1Q23 2Q23 3Q23 4Q23 1Q24 Total Deposits ($B) Cost of Total Deposits (%)

Net Interest Margin 13 $105.1$97.1 $97.3 $105.1 $107.0$97.8 $107.0 $97.3 $105.1 $110.0$109.2 $107.0 $105.1 $109.2 $110.0 $106.9 1Adjusted for Fair Value Accretion $150.4 $143.7 $139.3 $135.9 $132.9 3.58% 3.39% 3.29% 3.16% 3.10% 1Q23 2Q23 3Q23 4Q23 1Q24 Net Interest Income - FTE ($millions) Net Interest Margin 1Q23 2Q23 3Q23 4Q23 1Q24 1. Net Interest Income - FTE ($millions) 150.4$ 143.7$ 139.3$ 135.9$ 132.9$ 2. Fair Value Accretion 2.4$ 2.0$ 2.0$ 1.7$ 1.4$ 3. Adjusted Net Interest Income - FTE 1 148.0$ 141.7$ 137.3$ 134.2$ 131.5$ 4. Tax Equivalent Yield on Earning Assets 5.06% 5.36% 5.55% 5.64% 5.65% 5. Interest Expense/Average Earning Assets 1.48% 1.97% 2.26% 2.48% 2.55% 6. Net Interest Margin 3.58% 3.39% 3.29% 3.16% 3.10% 7. Fair Value Accretion Effect 0.06% 0.05% 0.05% 0.04% 0.03% 8. Adjusted Net Interest Margin 1 3.52% 3.34% 3.24% 3.12% 3.07%

Noninterest Income Highlights 14 1Q24 Noninterest Income Detail ($M) $26.6M Total Noninterest Income Trends ($M) Fee Income / Revenue Highlights ▪ Customer-related fees totaling $24.6 million for 1Q24, decreased $1.2 million from 4Q23 driven by lower gains on the sales of mortgage loans and derivative hedge fees ▪ Non-customer related fees increased $1.4 million from prior quarter primarily due to realized losses on sales of securities recorded in the prior quarter Wealth Management $8.2 31% Gain on Sale of Loans $3.3 12% Service Charges $7.9 30% Card Payment Fees $4.5 17% Derivative Hedge Fees $0.2 1%BOLI $1.6 6% Other Customer Fees $0.4 1% Other $0.5 2% 14.2% 15.5% 16.6% 16.3% 16.7% $7.9 $7.4 $7.4 $8.2 $8.2 $2.4 $3.6 $5.5 $4.1 $3.3 $7.4 $7.8 $8.0 $7.7 $7.9 $5.2 $4.5 $4.7 $4.4 $4.5 $2.1 $3.0 $2.2 $2.0 $2.7 $25.0M $26.3M $27.8M $26.4M $26.6M 1Q23 2Q23 3Q23 4Q23 1Q24 Wealth Management Gain on Sale of Loans Service Charges Card Payment Fees Other

51.72% 52.21% 53.91% 63.26% 59.21% Noninterest Expense Highlights 15 1Q24 Noninterest Expense Detail $96.9M Total Noninterest Expense Trends ($M) Efficiency Ratio Highlights ▪ Decrease from Q4 driven by lower non-core charges and lower marketing spend ▪ 1Q24 non-core charges total $3.5 million included $1.1 million from additional FDIC special assessment and $2.4 million of digital platform conversion costs ▪ 4Q23 non-core charges total $12.7 million included $4.3 million from the FDIC special assessment, $6.3 million from early retirement and severance costs, and $2.1 million from a lease termination 14Q23 & 1Q24 Efficiency Ratio excluding non-core expenses, see “Non-GAAP Financial Information” for reconciliation 55.56%1 Salary & Benefits $58.3 60% Premises & Equipment $13.5 14% Outside Data Processing $6.9 7% Professional & Other Outside Services $4.0 4% Intangible Asset Amortization $2.0 2%Marketing $1.2 1% FDIC Expense $4.3 5% Other $6.7 7% 57.03%1 $57.5 $54.8 $55.6 $60.9 $58.3 $13.4 $12.9 $12.5 $15.2 $13.5 $6.1 $6.6 $6.6 $5.9 $6.9 $16.7 $18.3 $19.2 $26.1 $18.2 $93.7M $92.6M $93.9M $108.1M $96.9M 1Q23 2Q23 3Q23 4Q23 1Q24 Salary & Benefits Premises & Equipment Outside Data Processing Other

Capital Ratios 16 Tangible Common Equity Ratio Common Equity Tier 1 Ratio Total Risk-Based Capital Ratio 9.31% 9.31% 9.57% 9.31% 9.65%9.57%9.31% 9.57% 9.65% 9.04% ▪ Quarter over quarter change in capital ratios reflects $40 million of sub debt redemption and $30 million of stock buyback ▪ TCE Ratio including marks on held-to-maturity securities portfolio is 6.88% ▪ CET1 including net unrealized loss in AOCI on available-for-sale securities is 10.07% Highlights 7.72% 7.96% 7.65% 8.40% 8.32% 1Q23 2Q23 3Q23 4Q23 1Q24 TCE Ratio Target TCE (8.00%) 13.23% 13.48% 13.66% 13.67% 13.34% 1Q23 2Q23 3Q23 4Q23 1Q24 TRBC Ratio Target TRBC Ratio (12.50%) 10.82% 11.07% 11.26% 11.35% 11.25% 1Q23 2Q23 3Q23 4Q23 1Q24 CET 1 Ratio Target CET1 Ratio (10.00%)

Loan Portfolio

Loan Portfolio Trends ($M)

	1Q23	2Q23	3Q23	4Q23	1Q24
1. C&I - Regional Banking	$ 2,831	$ 2,733	$ 2,662	$ 2,876	$ 2,910
2. C&I - Sponsor Finance	674	798	829	795	813
3. CRE Owner Occupied	1,242	1,180	1,154	1,162	1,138
4. Construction/Land/Land Dev.	961	950	1,022	958	942
5. CRE Non-Owner Occupied	2,375	2,380	2,360	2,401	2,368
6. Agricultural	220	230	234	263	234
7. Public Finance/Other Commercial	959	964	967	956	965
8. **Total Commercial Loans**	**9,262**	**9,235**	**9,228**	**9,411**	**9,370**
9. Residential Mortgage	2,195	2,276	2,286	2,304	2,331
10. Home Equity	621	614	609	618	618
11. Other Consumer	173	173	179	172	162
12. **Total Resi Mortgage & Consumer**	**2,989**	**3,063**	**3,074**	**3,094**	**3,111**
13. **Total Loans**	**$ 12,251**	**$ 12,298**	**$ 12,302**	**$ 12,505**	**$ 12,481**

[1]Adjusted for the sale of non-relational, term loan B loans of $116.6 million during the 2nd quarter of 2023.

1Q24 Highlights

Stable C&I loan demand. Higher rates dampening investment real estate activity.

- C&I up $52.1 million
- CRE NOO & Construction down $48.4 million

Year Over Year Highlights

Loan growth of $346.4 million or 2.8%[1]

- **Balanced commercial loan growth - $224.2 million[1]**
  - C&I – Regional Banking - $195.6 million[1]
  - C&I - Sponsor Finance - $139.2 million
  - Public Finance - $5.6 million
- **Total Resi Mtg & Cons. - $122.2 million**
  - Mortgage growth of $136.2 million, primarily from portfolio ARM strategy



Other
15.4%
IL
6.4%
OH
13.4%
MI
21.2%
IN
43.6%

Geography

84.6% of borrowers within four state Midwest geography

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17

Loan Portfolio Insights

Commercial

C&I



Manufacturing
Finance & Insurance
Wholesale Trade
Other Admin Services
Retail Trade
Professional Service
Construction
Transp./Warehouse
Specialty Trade
Investment CRE
20.7%
11.5%
9.5%
8.9%
7.6%
6.3%
4.8%
4.6%
3.9%
3.5%
Top Industries
% of C&I loans

C&I Includes commercial and industrial, sponsor and owner-occupied real estate loans

- Line utilization 1Q24 42.0% from 41.3% 4Q23
- Shared National Credits:
  - $755.3 million to 62 Borrowers, $12.2 million average balance.
  - Top borrowers in manufacturing, real estate, finance and insurance industries.
- $60.0 million of SBA guaranteed loans

C&I - Sponsor Finance

- $812.6 million to 86 companies, top borrowers in comm transportation equipment, finance and insurance, manufacturing, and packaging services industries.
- Senior Debt/Adj. EBITDA < 3.0X ~ 79%
- Total Debt/Adj. EBITDA < 4.0X ~ 81%
- FCCR > 1.50X ~ 68%
- ~2.3% Classified (as a % of portfolio)

Construction Finance

- $150.8 million Resi Real Estate Construction
- $791.0 million CRE Construction & Land

($M)	Balance	Commit.	% CRE Constr/Land
Multi-Family	$482	$776	61.0%
Industrial	$81	$96	10.3%
Self Storage	$63	$83	8.0%
Office-Medical	$20	$23	2.6%
Office-General	$3	$23	0.4%

Mortgage & Consumer

Home Equity / Other Consumer

- > 96% of $674.0 million in consumer loans had a credit score exceeding 669 at origination[1]

Residential Mortgage

- $251.7 million residential mortgage secured, related to commercial loan relationships
- $2.0 billion residential mortgage loans
  - > 91% of $1.8 billion in residential portfolio loans had a credit score at origination exceeding 669[2]

[1]Excludes ~14% of loans where origination data is unavailable
[2]Excludes ~13% of residential loans where origination data is unavailable

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18

Office - Maturities Loan Portfolio Insights (continued) 19 Total Loans $12.5 Billion Commercial Real Estate (Non-Owner Occupied) ($M) Office (Non-Owner Occupied) ($M) ▪ Top 10 loans are 42% of total office with WALTV of ~59% at origination ▪ Largest NOO Office $24.9 million, medical office, 39% LTV ▪ 2nd largest $18.4 million, 40% owner occupied Office Maturities $247.5 Million Office % Total Loans

Asset Quality 20 Asset Quality Trends ($M) Highlights ▪ Largest Non-Accruals: • Hospitality (new) • Nursing • Other Comm/Industrial Machinery ▪ NPAs + 90PD increased 9 bps to 0.56% of loans and ORE ▪ Classified Loans 2.24% of loans ▪ Q1 Net Charge-offs of $2.3 million • 7 basis points of average loans (annualized) 1Q23 2Q23 3Q23 4Q23 1Q24 1. Non-Accrual Loans $ 46.6 $ 69.2 $ 53.1 $ 53.6 $ 62.5 2. Other Real Estate 7.8 7.7 6.5 4.8 4.9 3. 90PD Loans 7.0 0.4 0.1 0.2 2.8 4. NPAs + 90PD $ 61.4 $ 77.3 $ 59.7 $ 58.6 $ 70.2 5. NPAs + 90PD/Loans and ORE 0.50% 0.63% 0.49% 0.47% 0.56% 6. Classified Loans $ 250.5 $ 257.0 $ 232.2 $ 242.8 $ 279.4 7. Classified Loans/Loans 2.04% 2.09% 1.89% 1.94% 2.24% 8. Net Charge-offs (QTD) $ 0.2 $ 1.9 $ 20.4 $ 3.1 $ 2.3 9. QTD NCO/Avg. Loans (Annualized) 0.01% 0.06% 0.66% 0.10% 0.07%

Nonperforming Assets 21 Nonperforming Assets Roll Forward ($M) Non-Accrual Migration: ▪ $11.6 million increase in NPAs and 90+ days past due • $17.7 million in new Non-Accruals • $5.6 million to Accrual or Payoff 1Q24 Highlights 1Q23 2Q23 3Q23 4Q23 1Q24 1. Beginning Balance NPAs + 90PD 50.7$ 61.4$ 77.3$ 59.7$ 58.6$ Non-Accrual 2. Add: New Non-Accruals 15.4 33.2 7.5 10.3 17.7 3. Less: To Accrual or Payoff (8.6) (8.3) (2.5) (6.1) (5.6) 4. Less: To OREO (1.4) - (0.2) - - 5. Less: Charge-offs (1.1) (2.3) (20.9) (3.7) (3.2) 6. Non-Accrual Loans Change 4.3 22.6 (16.1) 0.5 8.9 Other Real Estate Owned (ORE) 7. Add: New ORE Properties 1.4 - 0.2 - 0.1 8. Less: ORE Sold (0.1) (0.1) (1.4) (0.6) - 9. Less: ORE Losses (write-downs) - - - (1.1) - 10. ORE Change 1.3 (0.1) (1.2) (1.7) 0.1 11. 90PD Change 5.3 (6.6) (0.3) 0.1 2.6 12. Renegotiated Loans Change (0.2) - 0.0 - - 13. NPAs + 90PD Change 10.7 15.9 (17.6) (1.1) 11.6 14. Ending Balance NPAs + 90PD 61.4$ 77.3$ 59.7$ 58.6$ 70.2$

Track Record of Shareholder Value 22 10-Year Total Return (2013-2023) Earnings per Share Tangible Book Value per Share Dividends per Share CAGR 2013-2023: 10.2% CAGR 2013-2023: 7.5% Adjusted CAGR1 8.7% Return on Tangible Common Equity 1Tangible book value per share excluding unrealized gain/loss in available for sale securities. CAGR 2013-2023: 22.2% 1 215% 191% FRME S&P BMI US Bank $1.41 $1.65 $1.72 $1.98 $2.12 $3.22 $3.19 $2.74 $3.81 $3.81 $3.73 $0.80 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD'24 $0.18 $0.29 $0.41 $0.54 $0.69 $0.84 $1.00 $1.04 $1.13 $1.25 $1.34 $0.34 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD'24 $12.17 $13.65 $14.68 $15.85 $16.96 $19.12 $21.94 $24.27 $25.21 $21.45 $25.06 $25.07 $12.12 $13.27 $14.38 $15.83 $16.78 $19.24 $21.24 $22.64 $24.09 $25.42 $27.98 $28.41 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD'24 TBVPS TBVPS Without AFS OCI 12.69% 12.94% 12.47% 13.26% 13.29% 18.77% 15.81% 12.21% 16.17% 18.12% 16.76% 13.21% 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 YTD'24

History of Organic and Whole Bank Acquisition Growth 23 Total Assets ($B) Growth Through Acquisition ✓ Experienced Acquirer ✓ Expanded in Current High-Growth Markets ✓ Extended into Additional High-Growth Markets ✓ Added to Franchise with Stable Deposit Gathering Markets 2000 Decatur Bank & Trust 2001 Frances Slocum Bank & Trust 2002 Lafayette Bank & Trust 2003 Commerce National Bank 2008 Lincoln Bank 2012 Shelby County Bank 2013 Citizens Financial Bank 2014 Community Bank 2015 Cooper State Bank Ameriana Bank 2017 Arlington Bank iAB Financial Bank 2019 Monroe Bank & Trust 2022 (Closed April 1, 2022) $5.4 $5.8 $6.8 $7.2 $9.4 $9.9 $12.5 $14.1 $15.5 $17.9 $18.3 $18.3 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 1Q24

Vision for the Future 24 Our Vision: To enhance the financial wellness of the diverse communities we serve. To be the most attentive, knowledgeable, and high-performing bank for our clients, teammates, and shareholders. We are a collection of dynamic colleagues with diverse experiences and perspectives who share a passion for positively impacting lives. We are genuinely committed to attracting and engaging teammates of diverse backgrounds. We believe in the power of inclusion and belonging. ▪ Drive engagement through inclusivity, teamwork, performance management, career development, rewards, and work-life balance ▪ Produce organic growth across all lines of business and markets through focused, data- driven, industry-leading client acquisition, expansion, and retention activities ▪ Continued investment in the digitization of our delivery channels to simplify the client experience ▪ Maintain top-quartile financial results supported by industry-leading governance, risk, and compliance practices to ensure long-term sustainability ▪ Continue to leverage our core competency in acquisitions to enhance growth, efficiency, and high performance ▪ Cultivate a high-quality shareholder base that values our stakeholder-centric business model Strategic Imperatives: Our Mission: Our Team:

25 APPENDIX

Non-GAAP 26 1Non-core expenses in 4Q23 included $4.3 million from the FDIC special assessment, $6.3 million from early retirement and severance costs, and $2.1 million from a lease termination. 2Non-core expenses in 1Q24 included $1.1 million from the FDIC special assessment and $2.4 million from digital platform conversion costs. ADJUSTED NET INCOME AND DILUTED EARNINGS PER COMMON SHARE 1Q23 2Q23 3Q23 4Q23 1Q24 (Dollars in Thousands, Except Per Share Amounts) Net Income Available to Common Stockholders - GAAP 63,610$ 60,393$ 55,898$ 42,010$ 47,472$ Adjustments: PPP loan income (25) (9) (8) (7) - Non-core expenses 1,2 - - - 12,682 3,481 Tax on adjustments 6 2 2 (3,088) (848) Adjusted Net Income Available to Common Stockholders - NON-GAAP 63,591$ 60,386$ 55,892$ 51,597$ 50,105$ Average Diluted Common Shares Outstanding 59,441 59,448 59,503 59,556 59,273 Diluted Earnings Per Common Share - GAAP 1.07$ 1.02$ 0.94$ 0.71$ 0.80$ Adjustments: PPP loan income - - - - - Non-core expenses1,2 - - - 0.21 0.06 Tax on adjustments - - - (0.05) (0.01) Adjusted Diluted Earnings Per Common Share - NON-GAAP 1.07$ 1.02$ 0.94$ 0.87$ 0.85$

Non-GAAP

PRE-TAX, PRE-PROVISION ("PTPP") EARNINGS, AS ADJUSTED

(Dollars in Thousands, Except Per Share Amounts)	1Q23	2Q23	3Q23	4Q23	1Q24
Net Interest Income (GAAP)	$ 144,119	$ 137,835	$ 133,383	$ 130,064	$ 127,063
Other Income (GAAP)	24,997	26,319	27,842	26,443	26,638
Total Revenue	169,116	164,154	161,225	156,507	153,701
Less: Other Expenses (GAAP)	(93,720)	(92,593)	(93,854)	(108,103)	(96,935)
Add: Non-core Expenses[1,2] (non-GAAP)	-	-	-	12,682	3,481
Pre-Tax, Pre-Provision Earnings (non-GAAP)	$ 75,396	$ 71,561	$ 67,371	$ 61,086	$ 60,247
Average Assets (GAAP)	$ 18,022,195	$ 18,170,649	$ 18,152,239	$ 18,397,200	$ 18,430,521
Average Equity (GAAP)	$ 2,083,125	$ 2,139,877	$ 2,154,232	$ 2,130,993	$ 2,242,139
PTPP/Average Assets (PTPP ROA)	1.67%	1.58%	1.48%	1.33%	1.31%
PTPP/Average Equity (PTPP ROE)	14.48%	13.38%	12.51%	11.47%	10.75%

[1]Non-core expenses in 4Q23 included $4.3 million from the FDIC special assessment, $6.3 million from early retirement and severance costs, and $2.1 million from a lease termination.
[2]Non-core expenses in 1Q24 included $1.1 million from the FDIC special assessment and $2.4 million from digital platform conversion costs.

First Merchants Corporation
Helping you prosper

[1]Non-core expenses include one-time charges consisting of $4.3 million from the FDIC special assessment, $6.3 million from early retirement and severance costs, and $2.1 million from a lease termination.

27

Non-GAAP

EFFICIENCY RATIO (dollars in thousands):

EFFICIENCY RATIO (dollars in thousands):	1Q23	2Q23	3Q23	4Q23	1Q24
Non Interest Expense (GAAP)	$ 93,720	$ 92,593	$ 93,854	$ 108,103	$ 96,935
Less: Intangible Asset Amortization	(2,197)	(2,182)	(2,182)	(2,182)	(1,957)
Less: OREO and Foreclosure Expenses	18	(916)	(677)	(1,743)	(534)
Adjusted Non Interest Expense (non-GAAP)	91,541	89,495	90,995	104,178	94,444
Net Interest Income (GAAP)	144,119	137,835	133,383	130,063	127,063
Plus: Fully Taxable Equivalent Adjustment	6,321	5,858	5,911	5,853	5,795
Net Interest Income on a Fully Taxable Equivalent Basis (non-GAAP)	150,440	143,693	139,294	135,916	132,858
Non Interest Income (GAAP)	24,997	26,319	27,842	26,444	26,638
Less: Investment Securities (Gains) Losses	1,571	1,392	1,650	2,317	2
Adjusted Non Interest Income (non-GAAP)	26,568	27,711	29,492	28,761	26,640
Adjusted Revenue (non-GAAP)	177,008	171,404	168,786	164,677	159,498
Efficiency Ratio (non-GAAP)	**51.72%**	**52.21%**	**53.91%**	**63.26%**	**59.21%**
Adjusted Non Interest Expense (non-GAAP)	91,541	89,495	90,995	104,178	94,444
Non-core expenses[1,2]	-	-	-	(12,682)	(3,481)
Adjusted Non Interest Expense Excluding Non-Core Expenses (non-GAAP)	91,541	89,495	90,995	91,496	90,963
Efficiency Ratio Excluding Non-Core Expenses (non-GAAP)	**51.72%**	**52.21%**	**53.91%**	**55.56%**	**57.03%**

[1]Non-core expenses in 4Q23 included $4.3 million from the FDIC special assessment, $6.3 million from early retirement and severance costs, and $2.1 million from a lease termination.
[2]Non-core expenses in 1Q24 included $1.1 million from the FDIC special assessment and $2.4 million from digital platform conversion costs.

First Merchants Corporation
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28

Non-GAAP

CAPITAL RATIOS (dollars in thousands):

Total Risk-Based Capital Ratio (dollars in thousands)	1Q23	2Q23	3Q23	4Q23	1Q24
Total Stockholders' Equity (GAAP)	2,122,448	2,145,565	2,092,644	2,247,713	2,224,803
Adjust for Accumulated Other Comprehensive (Income) Loss[1]	198,914	217,964	307,270	175,970	198,029
Less: Preferred Stock	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)
Add: Qualifying Capital Securities	25,000	25,000	25,000	25,000	25,000
Less: Tier 1 Capital Deductions	-	-	-	-	-
Less: Disallowed Goodwill and Intangible Assets	(736,429)	(734,666)	(732,903)	(731,315)	(729,734)
Less: Disallowed Deferred Tax Assets	(351)	(258)	(192)	(131)	(340)
Add: Modified CECL Transition Amount	11,514	11,514	11,514	11,514	-
Total Tier 1 Capital (Regulatory)	$ 1,595,971	$ 1,639,994	$ 1,678,208	$ 1,703,626	$ 1,692,633
Qualifying Subordinated Debentures	143,118	143,132	143,147	132,174	98,176
Allowance for Loan Losses includible in Tier 2 Capital	182,308	183,106	184,046	185,324	185,639
Total Risk-Based Capital (Regulatory)	$ 1,921,397	$ 1,966,232	$ 2,005,401	$ 2,021,124	$ 1,976,448
Net Risk-Weighted Assets (Regulatory)	$ 14,524,959	$ 14,590,561	$ 14,683,329	$ 14,787,474	$ 14,818,838
Total Risk-Based Capital Ratio (Regulatory)	**13.23%**	**13.48%**	**13.66%**	**13.67%**	**13.34%**

Common Equity Tier 1 Capital Ratio	1Q23	2Q23	3Q23	4Q23	1Q24
Total Tier 1 Capital (Regulatory)	$ 1,595,971	$ 1,639,994	$ 1,678,208	$ 1,703,626	$ 1,692,633
Less: Qualified Capital Securities	(25,000)	(25,000)	(25,000)	(25,000)	(25,000)
Add: Additional Tier 1 Capital Deductions	-	-	-	-	-
Common Equity Tier 1 Capital (Regulatory)	$ 1,570,971	$ 1,614,994	$ 1,653,208	$ 1,678,626	$ 1,667,633
Net Risk-Weighted Assets (Regulatory)	$ 14,524,959	$ 14,590,561	$ 14,683,329	$ 14,787,474	$ 14,818,838
Common Equity Tier 1 Capital Ratio (Regulatory)	**10.82%**	**11.07%**	**11.26%**	**11.35%**	**11.25%**

[1] Includes net unrealized gains or losses on securities available for sale, net gains or losses on cash flow hedges, and amounts resulting from the application of the applicable accounting guidance for defined benefit and other postretirement plans.

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Non-GAAP

TANGIBLE COMMON EQUITY RATIO (dollars in thousands):

Tangible Common Equity Ratio (dollars in thousands)	1Q23	2Q23	3Q23	4Q23	1Q24
Total Stockholders' Equity (GAAP)	$ 2,122,448	$ 2,145,565	$ 2,092,644	$ 2,247,713	$ 2,224,803
Less: Preferred Stock	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)
Less: Intangible Assets	(745,647)	(743,465)	(741,283)	(739,101)	(737,144)
Tangible Common Equity (non-GAAP)	$ 1,351,676	$ 1,376,975	$ 1,326,236	$ 1,483,487	$ 1,462,534
Total Assets (GAAP)	$ 18,243,330	$ 18,032,256	$ 18,078,263	$ 18,405,887	$ 18,317,803
Less: Intangible Assets	(745,647)	(743,465)	(741,283)	(739,101)	(737,144)
Tangible Assets (non-GAAP)	$ 17,497,683	$ 17,288,791	$ 17,336,980	$ 17,666,786	$ 17,580,659
Tangible Common Equity Ratio (non-GAAP)	**7.72%**	**7.96%**	**7.65%**	**8.40%**	**8.32%**

TANGIBLE COMMON EQUITY PER SHARE (dollars in thousands):

Tangible Common Equity Per Share	4Q13	4Q14	4Q15	4Q16	4Q17	4Q18	4Q19	4Q20
Total Stockholders' Equity (GAAP)	$ 634,923	$ 726,827	$ 850,509	$ 901,657	$ 1,303,463	$ 1,408,260	$ 1,786,437	$ 1,875,645
Less: Preferred Stock	(125)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Intangible Assets	(202,767)	(218,755)	(259,764)	(258,866)	(476,503)	(469,784)	(578,881)	(572,893)
Tax Benefit	4,973	6,085	6,278	5,930	6,788	5,017	7,257	5,989
Tangible Common Equity, Net of Tax (non-GAAP)	$ 437,004	$ 514,032	$ 596,898	$ 648,596	$ 833,623	$ 943,368	$ 1,214,688	$ 1,308,616
Common Shares Outstanding	35,921,761	37,669,948	40,664,258	40,912,697	49,158,238	49,349,800	55,368,482	53,922,359
Tangible Common Equity per Share (non-GAAP)	**$ 12.17**	**$ 13.65**	**$ 14.68**	**$ 15.85**	**$ 16.96**	**$ 19.12**	**$ 21.94**	**$ 24.27**

Tangible Common Equity Per Share	4Q21	4Q22	1Q23	2Q23	3Q23	4Q23	1Q24
Total Stockholders' Equity (GAAP)	$ 1,912,571	$ 2,034,770	$ 2,122,448	$ 2,145,565	$ 2,092,644	$ 2,247,713	$ 2,224,803
Less: Preferred Stock	(125)	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)
Less: Intangible Assets	(570,860)	(747,844)	(745,647)	(743,465)	(741,283)	(739,101)	(737,144)
Tax Benefit	4,875	7,702	7,231	6,760	6,290	5,819	5,398
Tangible Common Equity, Net of Tax (non-GAAP)	$ 1,346,461	$ 1,269,503	$ 1,358,907	$ 1,383,735	$ 1,332,526	$ 1,489,306	$ 1,467,932
Common Shares Outstanding	53,410,411	59,170,583	59,257,051	59,297,148	59,398,022	59,424,122	58,564,819
Tangible Common Equity per Share (non-GAAP)	**$ 25.21**	**$ 21.45**	**$ 22.93**	**$ 23.34**	**$ 22.43**	**$ 25.06**	**$ 25.07**

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30

Non-GAAP

RETURN ON TANGIBLE COMMON EQUITY (dollars in thousands):

Return on Tangible Common Equity	2013	2014	2015	2016	2017	2018	2019	2020
Total Average Stockholders' Equity (GAAP)	$ 540,255	$ 675,295	$ 753,724	$ 884,664	$ 1,110,524	$ 1,343,861	$ 1,569,615	$ 1,825,135
Less: Average Preferred Stock	(47,537)	(125)	(125)	(125)	(125)	(125)	(125)	(125)
Less: Average Intangible Assets, Net of Tax	(153,519)	(199,354)	(215,281)	(254,332)	(360,005)	(467,421)	(499,622)	(569,377)
Average Tangible Common Equity, Net of Tax (non-GAAP)	$ 339,199	$ 475,816	$ 538,318	$ 630,207	$ 750,394	$ 876,315	$ 1,069,868	$ 1,255,633
Net Income Available to Common Stockholders (GAAP)	$ 42,150	$ 60,162	$ 65,384	$ 81,051	$ 96,070	$ 159,139	$ 164,460	$ 148,600
Plus: Intangible Asset Amortization, Net of Tax	892	1,395	1,720	2,542	3,670	5,307	4,736	4,730
Tangible Net Income (non-GAAP)	$ 43,042	$ 61,557	$ 67,104	$ 83,593	$ 99,740	$ 164,446	$ 169,196	$ 153,330
Return on Tangible Common Equity (non-GAAP)	**12.69%**	**12.94%**	**12.47%**	**13.26%**	**13.29%**	**18.77%**	**15.81%**	**12.21%**

Return on Tangible Common Equity	2021	2022	1Q23	2Q23	3Q23	4Q23	2023	1Q24
Total Average Stockholders' Equity (GAAP)	$ 1,866,632	$ 1,972,445	$ 2,083,125	$ 2,139,877	$ 2,154,232	$ 2,130,993	$ 2,127,262	$ 2,242,139
Less: Average Preferred Stock	(125)	(18,875)	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)	(25,125)
Less: Average Intangible Assets, Net of Tax	(567,512)	(699,803)	(739,190)	(737,489)	(735,787)	(734,007)	(736,601)	(732,432)
Average Tangible Common Equity, Net of Tax (non-GAAP)	$ 1,298,995	$ 1,253,767	$ 1,318,810	$ 1,377,263	$ 1,393,320	$ 1,371,861	$ 1,365,536	$ 1,484,582
Net Income Available to Common Stockholders (GAAP)	$ 205,531	$ 220,683	$ 63,610	$ 60,393	$ 55,898	$ 42,010	$ 221,911	$ 47,472
Plus: Intangible Asset Amortization, Net of Tax	4,540	6,537	1,734	1,724	1,724	1,724	6,906	1,546
Tangible Net Income (non-GAAP)	$ 210,071	$ 227,220	$ 65,344	$ 62,117	$ 57,622	$ 43,734	$ 228,817	$ 49,018
Return on Tangible Common Equity (non-GAAP)	**16.17%**	**18.12%**	**19.82%**	**18.04%**	**16.54%**	**12.75%**	**16.76%**	**13.21%**

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31